                                  EXHIBIT 99.6

               SUTTER BUTTES' PROXY STATEMENT RELATED TO THE 1995
              ANNUAL MEETING OF SHAREHOLDERS, DATED APRIL 6, 1995.

                              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS APRIL 25,
                                     1995 - 5:30 P.M.

TO THE SHAREHOLDERS:

        The 1995 Annual Meeting of Shareholders (the "Annual Meeting") of Sutter Buttes Savings Bank, F.S.B., a federally chartered savings bank (the "Bank"), will be held at Sutter Buttes Savings Bank, F.S.B., 700 Plumas Street, Yuba City, California, on Tuesday, April 25, 1995 at 5:30 p.m. for the following purposes:

1.      To elect Directors;

2. To ratify the appointment of Deloitte & Touche as the Bank's independent public accountants for the 1995 fiscal year; and

3.      To transact such other business as may properly come before the Annual
        Meeting.

        The names of the Board of Directors' nominees to be Directors of the Bank are set forth in the accompanying Proxy Statement and are herein incorporated by reference.

        The Bylaws of the Bank provide for the nomination of directors in the following manner: "The Board of Directors shall act as a nominating committee for selecting management's nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the Secretary at least twenty (20) days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Savings Bank. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the Secretary of the Savings Bank at least twenty (20) days prior to the date of the annual meeting, or, if the notice of annual meeting and proxy statement shall be mailed to shareholders thirty (30) or fewer days prior to the annual meeting, then nominations by shareholders may be made in writing and delivered to the Secretary of the Savings Bank at least ten (10) days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Savings Bank. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least twenty (20) days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon." NOMINATIONS NOT MADE IN ACCORDANCE HEREWITH MAY, IN THE DISCRETION OF THE CHAIRPERSON OF THE MEETING, BE DISREGARDED AND UPON THE CHAIRPERSON'S INSTRUCTIONS, THE INSPECTOR OF ELECTION CAN DISREGARD ALL VOTES CAST FOR EACH SUCH NOMINEE. Any notice submitted in accordance with the above procedure should be sent to Sutter Buttes Savings Bank, F.S.B., 700 Plumas St., Yuba City, CA 95991.

        Only shareholders of record at the close of business on March 22, 1995 are entitled to notice of and to vote at this Annual Meeting and any adjournments thereof. Whether or not you plan to attend the Annual Meeting, you may vote by promptly completing, signing and returning the enclosed proxy. You may revoke your proxy at any time prior to the voting at the Annual Meeting.

                                            By Order of the Board of Directors,


                                            Barbara J. Thilo, Secretary

Yuba City, California
April 6, 1995

 Mailed to shareholders on or about April 6, 1995

                                           PROXY STATEMENT
                                                 OF
                                 SUTTER BUTTES SAVINGS BANK, F.S.B.
                                          700 Plumas Street
                                    Yuba City, California  95991
                                           (916) 673-7283


                               INFORMATION CONCERNING THE SOLICITATION

        This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by, and on behalf of, the Board of Directors of Sutter Buttes Savings Bank, F.S.B. (the "Bank"), for use only at the 1995 Annual Meeting of Shareholders of the Bank (the "Annual Meeting") to be held at Sutter Buttes Savings Bank, F.S.B., 700 Plumas Street, Yuba City, California, at 5:30 p.m. on Tuesday, April 25, 1995 and at all adjournments thereof. Only shareholders of record on March 22, 1995 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Bank had outstanding 581,193 shares of its $.01 par value Common Stock (the "Common Stock"), 232,200 shares of its $5.00 par value Series A Preferred Stock (the "Preferred Stock") and 175 Warrants to purchase a total of 95,265 shares of Bank Common Stock.

        Shareholders of the Bank's Preferred and Common Stock are entitled to one vote for each share held except that in the election of directors each shareholder has cumulative voting rights and is entitled to as many votes as shall equal the number of shares held by such shareholder multiplied by the number of directors to be elected and such shareholder may cast all his or her votes for a single candidate or distribute such votes among any or all of the candidates he or she chooses. An opportunity will be given at the Annual Meeting prior to the voting for any shareholder who desires to do so to announce his or her intention to cumulate his or her votes. The proxy holders are given discretionary authority, under the terms of the proxy, to cumulate votes represented by shares for which they are named in the proxy.

        Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to its exercise. It is revocable prior to the Annual Meeting by an instrument revoking it or by a duly executed proxy bearing a later date delivered to the Secretary of the Bank. Such proxy is also revoked if the shareholder is present at the Annual Meeting and elects to vote in person.

        First Interstate Bank of California will assist the Bank in tabulation of votes for the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the conduct of business but are not counted for purposes of determining whether a proposal has been approved.

        Unless otherwise noted herein, each of the Bank's proposals described in this Proxy Statement requires the affirmative vote of the holders of a majority of the shares of the Bank represented and voting at the Annual Meeting, assuming a quorum is present, with the Preferred and Common Stock each entitled to one vote per share and voting collectively. Unless otherwise instructed, each valid returned proxy which is not revoked will be voted in the election of directors "FOR" the nominees of the Board of Directors and "FOR" Proposal No. 2, as described in this Proxy Statement and, at the proxy holders' discretion, on such other matters, if any, which may properly come before the Annual Meeting (including any proposal to adjourn the Annual Meeting).

        The Bank will bear the entire cost of preparing, assembling, printing and mailing proxy materials furnished by the Board of Directors to shareholders. Copies of proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of the Preferred and Common Stock. In addition to the solicitation of proxies by use of the mail, some of the officers, directors and regular employees of the Bank may (without additional compensation) solicit proxies, on behalf of the Board of Directors of the Bank, by telephone or personal interview, the costs of which the Bank will bear.

                                       PRINCIPAL SHAREHOLDERS

Common Stock

        As of the Record Date, no person or group known to the Bank owned beneficially more than five percent (5%) of the outstanding shares of its Common Stock, except as described below:

                                                                  Percentage of
Name of Beneficial                  Number of Shares                Outstanding
Owner                               Beneficially Owned             Common Stock

Lee 'B' Colby                         67,644 (1)                        11.22%
72 Fairway Drive
Chico, CA  95926

Woodland Tractor and                  30,000 (2)                         5.16%
Equipment Co., Inc.
Profit-Sharing Plan
P.O. Box 65
Woodland, CA  95695
- -----------------------------------
(1) Includes 3,360 shares held of record in the name of Mr. Colby's children and 1440 shares held of record in the name of Mr. Colby's grandchildren, over which Mr. Colby has voting power pursuant to a power of attorney, 1,709 shares issuable upon exercise of a Warrant and 20,000 shares issuable upon exercise of options granted pursuant to the Bank's Directors' Stock Option Plan (the "Directors' Plan").
(2) Jeffrey A. Huckins is one of three trustees of the Woodland Tractor and Equipment Co., Inc. Profit-Sharing Plan; additionally, Mr. Huckins owns 6,000 shares of Common Stock for his own account.

Preferred Stock

    As of the Record Date, no person or group known to the Bank owned beneficially more than five percent (5%) of the outstanding shares of its Preferred Stock, except as follows:

                                                                Percentage
Name of                                 Number of Shares        of Outstanding
Beneficial Owner                        Beneficially Owned      Preferred Stock

Jon Beard                               20,000 (1)                 8.61%
Jill Schaefer
P. O. Box 280
Meridian, CA  95957

Rodney P. Beard                         53,000 (2)                 22.83%
P.O. Box 700
Empire, CA  95319

The Allen J. &                          12,000 (3)                  5.17%
Pauline B. Clause Family Trust
72-377 Magnesia Falls Rd.
Rancho Mirage, CA  92270

James L. Harrison                       23,980 (4)                 10.33%
875 Murray Court
Yuba City, CA  95991

George Murray                           20,000 (5)(6)               8.61%
3433 Lessey Drive
Yuba City, CA  95993

M.B. Consultants Inc.                   20,000 (7)                  8.61%
Profit-Sharing Trust
1787 Tribute Rd., Ste. J
Sacramento, CA  95815
- -----------------------------------
(1) Does not include one (1) immediately-exercisable Warrant to purchase 3,418 shares of Common Stock.
(2) Includes 40,000 shares and 13,000 shares held in the names of Environmental Filtration Trust and Tulelake Environmental Trust, respectively, of which Mr. Beard is sole trustee. Does not include six (6) immediately-exercisable Warrants to purchase 29,262 shares of Common Stock.
(3) Does not include two (2) immediately-exercisable Warrants to purchase 4,090 shares of Common Stock.
(4) Held with his wife, Patricia J. Harrison. Does not include one (1) immediately-exercisable Warrant to purchase 4,099 shares of Common Stock.
(5) Includes 2,000 shares held with his wife, Shirley Murray, 2,000 shares held by Mr. Murray's son and 16,000 shares held by the George Murray Inc. Money Purchase Pension and Profit Sharing Plan.
(6) Does not include three (3) immediately-exercisable Warrants to purchase a total of 3,417 shares of Common Stock.
(7) Does not include four(4)immediately-exercisable Warrants to purchase a total of 16,423 shares of Common Stock.

    Each share of Preferred Stock is entitled to receive annually a cash dividend in the amount of 12% of the par value of the Preferred Stock, or $.60 (the "12% Cash Dividend"). Alternatively, the 12% Cash Dividend may be paid in the form of immediately-exercisable non-transferable five (5)-year warrants to purchase a number of shares of Bank Common Stock determined by dividing the cash value of the 12% Cash Dividend by the book value of the underlying Common Stock per share as of the end of the year in which the 12% Cash Dividend was earned (the "Warrants"). At December 31, 1994, the book value of the Common Stock was $3.51 per share for determining the Warrants. Accordingly, on February 15, 1995, the Board of Directors of the Bank declared a dividend in Warrants to purchase a total of 39,658 shares of Common Stock to shareholders of record on March 15, 1995. The Warrants will be issued on April 7, 1995 to the holders of the Preferred Stock.

                                           PROPOSAL NO. 1

                                  ELECTION OF DIRECTORS OF THE BANK



    The Bylaws of the Bank provide a procedure for nomination for election of members of the Board of Directors, which procedure is printed in full in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. NOMINATIONS NOT MADE IN ACCORDANCE THEREWITH MAY BE DISREGARDED BY THE CHAIRMAN OF THE MEETING AND, UPON HIS INSTRUCTION, THE INSPECTOR OF ELECTION SHALL DISREGARD ALL VOTES CAST FOR SUCH NOMINEE(S).

    The number of directors to be elected at the Annual Meeting is four (4). In accordance with applicable law, the directors of the Bank are elected for a three-year term on a staggered basis. Thus, at each annual meeting, one class of directors is elected for a term of three years. The term of the Class B directors to be elected expires at the Annual Meeting, and, if elected, the directors will serve for a term expiring in 1998 and until their successors are elected and qualified. The nominees for Class B directors are James L. Harrison, George Murray and Lonny L. Renfrow. In addition, directors appointed to the Board of Directors since the last Annual Meeting also must be elected. Accordingly, W. R. Hagstrom, a Class A director, has been nominated for election at the Annual Meeting.

    All proxies will be voted "FOR" the election of the nominees recommended by the Board of Directors, unless authority to vote for the election of such directors is withheld. If a nominee should unexpectedly decline or be unable to act as a director, the proxies may be voted for a substitute nominee to be designated by the Board of Directors. Any substitute or additional nominee will be designated to the class accorded the original nominee and any such nominee elected as a director shall hold office for the term accorded such class. The Board of Directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of the persons named below.

    The following table sets forth certain information with respect to the persons nominated by the Board of Directors for election as directors, the two
(2) other directors continuing in office, as well as all directors and officers of the Bank as a group. All of the shares shown in the following table are owned both of record and beneficially and the person named possesses sole voting power, except as otherwise noted in the table.



                                            ELECTION OF DIRECTORS

                                               Shares of Preferred Stock     Shares of Common Stock
                                               Beneficially Owned as of      Beneficially Owned as of
                                                   March 22, 1995            March 22, 1995(1)
                                               -------------------------     ---------------------
Directors and           Positions and Offices             Percent                        Percent
Nominees                Held with the Bank     Amount     of Class            Amount     of Class

Lee 'B' Colby           Chairman of the        10,000       4.31%             67,644(2)     11.22%(2)
(Class A)               Board of Directors

W. R. Hagstrom          President, Chief         -0-         -0-                 400          .07%
(Nominee Class A)       Executive Officer
                        and Director

James L. Harrison       Director               23,980      10.33%             22,072(3)      3.76%(3)
(Nominee Class B)


George Murray           Director               20,000(4)    8.61%(4)          17,418(5)      2.97%(5)
(Nominee Class B)

Lonny L. Renfrow        Director                4,000       1.72%             23,883(6)      4.02%(6)
(Nominee Class B)

Don J. Strachan(7)      Director                6,200       2.67%             11,887(8)      2.01%(8)
(Class C)

All directors,
nominees and executive
officers of the
Bank as a group
(8 in number)                                  64,980      27.98%             153,459(9)    23.85%(9)
                                               ======      =====              =======       =====

- -------------------------
(1) Includes shares of Common Stock issuable upon exercise of Warrants and presently exercisable options outstanding under the Bank's 1992 Employee Stock Option Plan (the "Employee Plan") and the Directors' Plan.
(2)     See Note 1 to "Principal Shareholders - Common Stock."
(3) Includes 1,000 shares of Common Stock issuable upon exercise of options granted pursuant to the Directors' Plan. Also includes Warrants to purchase a total of 4,099 shares of Common Stock. See Note 3 to "Principal Shareholders - Preferred Stock."
(4)     See Note 5 to "Principal Shareholders - Preferred Stock."
(5) Includes 1,000 shares of Common Stock issuable upon exercise of options granted pursuant to the Directors' Plan and Warrants to purchase a total of 3,417 shares of Common Stock. See Note 6 to "Principal Shareholders - Preferred Stock."
(6) Includes 11,000 shares subject to options granted pursuant to the Directors' Plan and one Warrant to purchase 1,362 shares.
(7) Held in the name of Strachan Apiaries, Inc., of which Mr. Strachan is President.
(8) Includes 3,800 shares of Common Stock issuable upon exercise of options granted pursuant to the Directors' Plan and Warrants to purchase a total of 5,087 shares.
(9) Includes 36,800 shares of Common Stock issuable upon exercise of options granted pursuant to the Directors' Plan, 9,500 shares of Common Stock issuable upon exercise of options granted pursuant to the Employee Plan and Warrants to purchase 15,810 shares of Common Stock.

        Mr. W. R. Hagstrom, Mr. Philip E. Safran and Ms. Barbara J. Thilo are the sole executive officers of the Bank. Executive officers of the Bank serve on an annual basis and are selected each year by the Board of Directors pursuant to the Bylaws of the Bank.

        The following information with respect to the principal occupation and employment of each director, executive officer and nominee as director and executive officer, the name and principal business of the corporation or other organization in which such occupation and employment is carried on, and in regard to other affiliations and business experience during the past five (5) years, has been furnished to the Bank by the respective directors, nominees for director and executive officers. None of the corporations or organizations discussed below is an affiliate of the Bank.

        LEE 'B' COLBY, 72, has been a director of the Bank since 1982 and is the Chairman of the Board of Directors of the Bank. Mr. Colby has over forty years' experience as a residential and commercial land developer and construction contractor. He presently also serves as President and Chief Executive Officer of Wynoka Homes, Inc.

        W. R. HAGSTROM, 49, was appointed President and CEO and a director of the Bank on June 20, 1994. He has over thirty years' experience in the savings and loan business. Prior to becoming President of the Bank, Mr. Hagstrom was Chairman, President and CEO of Oklahoma Appraisal and Real Estate Services Co, Inc from 1989 to 1994. From 1977 to 1989 Mr. Hagstrom was with a large savings and loan in Oklahoma in various executive capacities.

        JAMES L. HARRISON, 55, is the owner-operator of Hal's Grubstake. From 1964 to 1990, he was a traffic officer with the California Highway Patrol. From 1981 to 1989, Mr. Harrison was the President, owner and pilot for James L. Harrison, Inc., an aircraft crop dusting service. Mr. Harrison has been a director of the Bank since January 1992.

        GEORGE MURRAY, 60, has had over thirty years' experience in the real estate business. He is the President of Valley Fair Realty Corporation, a general brokerage business. From April 1984 to present, Mr. Murray has been the Chairman of the Board for North State Title Company. He is a licensed Real Estate Broker and CCIM. Mr. Murray has been a director of the Bank since January 1992.

        LONNY L. RENFROW, 65, is a certified public accountant with thirty-eight years' experience. He is presently a partner in the firm of Chipman and Renfrow Accounting Corporation. He is a member of the American Institute of Certified Public Accountants, the California Society of Certified Public Accountants and the National Society of Accountants for Cooperatives.
Mr. Renfrow has served on the Board of Directors since 1982.

        DON J. STRACHAN, 69, is the President and owner of Strachan Apiaries, Inc., which raises bee hives, sells package bees and queen bees and produces honey. Mr. Strachan has over forty years' experience in beekeeping. Prior to his present tenure on the Board of Directors which began upon his election at the Bank's 1991 Annual Meeting, Mr. Strachan previously was a member of the Bank's Board, serving as a director from the Bank's founding until May 1989 and again in September and October of 1989.

        PHILIP E. SAFRAN, 39, was appointed Senior Vice President and Chief Financial Officer of the Bank on April 27, 1993. Prior to his employment with the Bank, Mr. Safran was Vice President and Chief Financial Officer at American Liberty Bank. From 1988 to 1990, Mr. Safran was Vice President and Chief Financial Officer at Global Savings Bank.

        BARBARA J. THILO, 34, was appointed Senior Vice President and Chie Administrative Officer of the Bank on February 23, 1993. Ms. Thilo continues to serve as the Bank's Corporate Secretary. Prior to her employment with the Bank, which commenced in August 1987, Ms. Thilo worked for the American Pop Corn Company, Sioux City, Iowa.

        No director or executive officer of the Bank has any family relationship with any other director or executive officer.

        No director of the Bank is a director of any other company with a class of securities registered pursuant to section 12 or subject to the requirements of section 15 (d) of the Securities Exchange Act of 1934, as amended, or of any company registered as an investment company under the Investment Company Act of 1940, as amended.

Committees of the Board of Directors

        The Board of Directors has established a standing Audit Committee, which met twice during 1994. The functions of the Audit Committee are to recommend the appointment of and oversee a firm of independent public accountants whose duty is to audit the books and records of the Bank for the fiscal year for which they are appointed, to monitor and analyze the results of internal and regulatory examinations and to monitor the Bank's financial and accounting organization and financial reporting. The members of the Audit Committee are: Lonny L. Renfrow (Chairman), Lee 'B' Colby and James L. Harrison.

     The Bank's Loan Committee met on an as-needed basis during 1994. The functions of the Loan Committee are to supervise and monitor the Bank's lending activities, to provide prior loan approval and review in accordance with the Bank's Loan Policy and to recommend specific loan policies to the Board of Directors. The members of the Loan Committee are: George Murray (Chairman), W.
R. Hagstrom, Don J. Strachan, Lonny L. Renfrow, James L. Harrison and Lana McBride, Assistant Vice President - Loan Manager.

     The Bank's Internal Asset Review Committee met four times during 1994. The function of this committee is to implement procedures to evaluate the risk in the Bank's loan portfolio, review past due loans, review internal classification of loans and review and inspect certain loans at random as a matter of course. The members of the Internal Asset Review Committee are: George Murray (Chairman), Lee 'B' Colby, W. R. Hagstrom, Lonny L. Renfrow, Don J. Strachan and Joanne Smith, Assistant Vice President - Loan Service Manager.

     The Bank's Compliance Committee met three times during 1994. The function of this committee is to monitor the Bank's compliance issues. The members of the Compliance Committee are: Lonny L. Renfrow (Chairman), Lee 'B' Colby, W. R. Hagstrom, James L. Harrison and Linda Bradfield, Vice President- Compliance Officer.

        The Executive Committee of the Board performs the functions of the Bank's compensation committee and meets on an as-needed basis. During 1993, the Bank also formed the Organizational/Research Committee, which meets on an as-needed basis. The Bank does not have a standing nominating committee. The Board of Directors performs the function of this committee. The Bylaws provide for the nomination of directors by the Board of Directors and by shareholders, which procedure is set forth in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.

        The full Board of Directors met thirteen (13) times during 1994. All directors of the Bank attended at least 75% of the meetings of the Board of Directors and the committees on which they served.

                                    EXECUTIVE COMPENSATION

        The Bank is complying with the disclosure requirements for a Small Business Issuer in accordance with SEC Regulation S-B.

Summary of Compensation

        The following table sets forth a summary of the compensation paid during the Bank's past fiscal year for services rendered in all capacities to Theodore
W. Lundquist, the Chief Executive Officer of the Bank during 1993 and until June 15, 1994 and W. R. Hagstrom, the Chief Executive of the Bank, from June 20, 1994 through December 31, 1994.


                                         Summary Compensation Table
=================================================================================================================
                                                    Annual compensation
                                        -------------------------------------------
                                           Salary ($)     Bonus ($)      Other       Long term         All
                                                                         annual     compensation/     other
 Name and principal position     Year                                  compensa-      Awards/        compen-
                                                                        tion ($)     Securities     sation ($)
                                                                                     Underlying
                                                                                      Options
                                                                                        (#)
- -----------------------------------------------------------------------------------------------------------------
                               1994       $49,582        $0            $0           6,000(1)(2)    $32,305 3)
- -----------------------------------------------------------------------------------------------------------------

Theodore W. Lundquist, C.E.O.  1993       $93,375        $0            $0                          $23,625(4)
- -----------------------------------------------------------------------------------------------------------------
W. R. Hagstrom, C.E.O.         1994       $39,821(5)     $0            $0           0              $18,750(6)
=================================================================================================================

(1)     See "Option Grants and Exercises" herein.
(2)     Said options expired unexercised September 15, 1994.
(3) Consists of four (4) months' compensation received by Mr. Lundquist upon his resignation on June 15, 1994.
(4) In the event that Mr. Lundquist was terminated other than for cause during 1993, he was entitled to receive three (3) months' compensation under the terms of his employment agreement. See "Employment Contracts," herein.
(5)     Represents a partial year of service with the Bank, which began
        June 20, 1994.
(6) In the event that Mr. Hagstrom is terminated other than for cause during 1995, he would be entitled to receive three (3) months compensation under the terms of his employment agreement. See "Employment Contracts," herein.

Option Grants and Exercises

        The Bank has established the 1992 Employee Stock Option Plan (the "Employee Plan"), in which the Chief Executive Officer and other employees of the Bank participate. As of the time of his resignation, Mr. Lundquist had been granted an option to purchase 6,000 shares of Common Stock of which 4,000 shares of Common Stock were exercisable. Mr. Lundquist had three (3) months from the date of his resignation to exercise his option for the shares that were exercisable. Mr. Lundquist did not choose to exercise his option.

At this time no options have been granted to Mr. Hagstrom.

Employment Contracts

        Effective March 16, 1994, the Bank extended for a three (3) year term its employment agreement with Mr. Lundquist as President, Chief Executive Officer, Chief Operating Officer and Chief Lending Officer of the Bank. Pursuant to the agreement, Mr. Lundquist's beginning base salary was $94,500, which was subject to a cost of living increase every year during the three (3) year term. In addition, the employment agreement provided that in the event that Mr. Lundquist was terminated other than for cause, the Bank would continue to pay Mr. Lundquist's salary for a period of three (3) months. On June 15, 1994, the Board of Directors

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accepted the  resignation of Mr.  Lundquist,  at which time he received four (4)
months' compensation along with the payment of his medical, dental and life insurance benefits. Mr. Lundquist's insurance benefits were terminated on August 31, 1994, at which time he had secured other employment.

        On June 20, 1994, the Bank entered into a one (1) year employment agreement with W. R. Hagstrom as President, Chief Executive Officer, Chief Operating Officer and Chief Loan Officer of the Bank. Pursuant to the agreement, Mr. Hagstrom's beginning salary is $75,000. In addition, the employment agreement provides that in the event Mr. Hagstrom is terminated other than for cause, the Bank will continue to pay Mr. Hagstrom's salary for a period of three
(3) months. Medical, dental and life insurance benefits may be paid for a period of up to three (3) months, subject to Mr. Hagstrom finding alternate employment. Mr. Hagstrom also receives certain benefits provided to other Bank employees.

Director Compensation

        Non-employee directors of the Bank receive a monthly retainer of $300. The Chairman of the Board receives a monthly retainer of $500. Additionally, directors receive $75 for each Board meeting or committee meeting attended. The Chairman of a committee receives $100 per meeting attended. A director is allowed to miss two meetings within a calendar year without loss of the monthly retainer. If a third meeting within a calendar year is missed, except for illness, no monthly retainer will be paid for the month in which the third meeting was missed. During 1994, an aggregate of $34,550 was paid as directors' fees.

Certain Relationships and Related Transactions

        There have been no transactions since January 1, 1994, nor are there any currently proposed transactions, to which the Bank was or is to be a party, in which the amount involved exceeds $60,000 and in which any director, executive officer, nominee to be a director, principal shareholder, or any member of the immediate family of any of the foregoing persons had, or will have, a direct or indirect material interest.

Indebtedness of Management

        Some of the directors, executive officers and employees of the Bank and their immediate families and the companies with which they are associated have been customers of and have had banking transactions with the Bank since January 1, 1994, and may have such banking transactions with the Bank in the future. Any loans and commitments to loan included in such transactions are and will be made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.

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                                        PROPOSAL NO. 2

                                  RATIFICATION OF APPOINTMENT
                               OF INDEPENDENT PUBLIC ACCOUNTANTS

        The firm of Deloitte & Touche LLP was selected and served the Bank as independent public accountants for the 1994 fiscal year and has also been selected by the Board of Directors of the Bank to be its independent public accountants for the 1995 fiscal year. The Board of Directors recommends a vote "FOR" ratification of the selection of Deloitte & Touche LLP as the Bank's independent public accountants for the 1995 fiscal year. All proxies will be voted "FOR" ratification of such selection unless authority to vote for the ratification of such selection is withheld or an abstention is noted. If the nominee should unexpectedly for any reason decline or be unable to act as independent public accountants, the proxies may be voted for a substitute nominee to be designated by the Board of Directors.

        Representatives from the accounting firm of Deloitte & Touche LLP will be present at the Annual Meeting, will be afforded the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                                         ANNUAL REPORT

        A copy of the 1994 Annual Report of the Bank for the fiscal year ended December 31, 1994 accompanies this Proxy Statement.

        Additional copies of the Annual Report are available upon request of Barbara J. Thilo, Secretary of the Bank. The Bank's Annual Report to the Office of Thrift Supervision on Form 10-KSB may be obtained by any shareholder of the Bank, without charge, by writing to Barbara J. Thilo, Chief Administrative Officer, Sutter Buttes Savings Bank, F.S.B., 700 Plumas Street, Yuba City, California 95991.

                                     SHAREHOLDER PROPOSALS

     Next year's Annual Meeting of Shareholders will be held on or about April 23, 1996. The deadline for shareholders to submit proposals for inclusion in the proxy statement and form of Proxy for the 1996 Annual Meeting of Shareholders is December 28, 1995. Shareholder proposals should be directed to Mr. W. R. Hagstrom, President, at the principal office of the Bank.

                                         OTHER MATTERS

        The Board of Directors is not aware of any other business which will come before the Annual Meeting, but if any such matters are properly presented, proxies solicited hereby will be voted in accordance with the best judgment of the persons holding the proxies. All shares represented by duly executed proxies will be voted at the Annual Meeting.

                                                   SUTTER BUTTES SAVINGS
                                                   BANK, F.S.B.
Yuba City, California
April 6, 1995

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